Exihibit 99.3

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into as of this 12th day of February, 2009, by and between Koan-It Corp., a company incorporated under the laws of Canada (the “Company”) and Kim Orava (“Executive”); subject to the condition that this Agreement shall become effective only upon the closing of the transactions contemplated by that certain Share Purchase Agreement (the “Purchase Agreement”) by and among Emtec Infrastructure Services Corporation, a Delaware corporation (“Parent”), 7119747 Canada Inc. a company incorporated under the laws of Canada (“Buyer”), the Company and the shareholders of the Company listed on the signature pages thereto, dated as of the date hereof (the “Effective Date”).

WITNESSETH:

WHEREAS, Executive is a valued employee of the Company;

WHEREAS, the parties desire to enter into this Agreement pertaining to the employment of Executive by the Company;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below and intending to be legally bound, it is hereby covenanted and agreed by Executive and the Company as follows:

1.           Agreement to Employ; No Conflicts.  Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to continue to employ Executive, and Executive hereby accepts continued employment with the Company.  Executive represents that (a) Executive is entering into this Agreement voluntarily and that Executive’s employment hereunder and compliance with the terms and conditions hereof will not conflict with or result in the breach by Executive of any agreement to which Executive is a party or by which Executive may be bound, (b) in connection with Executive’s employment with the Company, Executive has and will not violate any non-competition, nonsolicitation or other similar covenants or agreements by which Executive is or may be bound, and (c) in connection with Executive’s employment with the Company, Executive has and will not use any confidential or proprietary information Executive may have obtained in connection with Executive’s employment with any prior employer.

2.	Term; Position and Responsibilities.

(a)           Term of Employment.  Unless Executive’s employment shall terminate earlier pursuant to Section 4, the term of employment under this Agreement shall commence on the Effective Date and shall end on the third anniversary of the Effective Date (the “Term”).  The Company may, in its sole discretion, extend the Term for an additional one-year period by providing Executive with written notice of its election to extend the Term at least 30 days prior to the expiration of the Term.  Notwithstanding anything contained in this Agreement to the contrary, in the event that Executive’s employment is terminated upon the expiration of the Term, Executive shall be entitled to receive only those payments and benefits set forth in Sections 5(a) and 5(b)(ii) below.

(b)           Position and Responsibilities.  During the Term, Executive agrees to serve as the Vice President – Corporate Services of the Company and in such other positions with the Company or its affiliates as shall from time to time be determined by the Chief Executive Officer of Buyer or the Buyer’s Board of Directors (the “Board”), and shall have such duties and responsibilities as are customarily assigned to individuals serving in such positions.  During the Term, Executive shall report to the Chief Executive Officer of Buyer or his designee.  Executive shall devote all of his skill, knowledge and working time to the conscientious performance of the duties and responsibilities of such positions.

3.	Compensation.

(a)           Base Salary.  As compensation for the services to be performed by Executive during the Term, Executive shall be entitled to receive a base salary at an annualized rate of $150,000 (less applicable statutory deductions), payable in installments on the Company’s regular payroll dates, but no less frequently than monthly (the “Base Salary”).  The Base Salary shall be reviewed annually by the Chief Executive Officer of Buyer and may be increased in the sole discretion of the Chief Executive Officer of Buyer.

(b)           Bonus.  During the Term, Executive shall be eligible to earn a discretionary performance-based bonus (the “Bonus”).  Whether a Bonus is awarded with respect to any fiscal year, and the amount of any such Bonus, shall each be determined by the Chief Executive Officer of Buyer.

(c)           Employee Benefits.  During the Term, Executive shall be entitled to participate in such pension, retirement, savings, medical, disability and other welfare benefit plans as are generally made available by the Company for its employees in accordance with the terms thereof, as the same may be amended and in effect from time to time.

(d)           Expenses.  During the Term, the Company shall reimburse Executive for reasonable travel, lodging, meal and other reasonable expenses incurred by Executive in connection with Executive’s performance of services hereunder, upon submission of evidence, satisfactory to the Company, of the incurrence and purpose of each such expense and otherwise in accordance with the Company’s business travel and expense reimbursement policy applicable to its employees as in effect from time to time.

(e)           Paid Time Off.  During the Term, Executive shall be entitled to receive 20 days of paid time off per fiscal year (pro-rated for any partial fiscal year worked) in accordance with Company policy, which is inclusive of any statutory vacation time off and vacation pay that Executive is entitled to receive (but exclusive of any other statutory time off).  With respect to any fiscal year, Executive shall be entitled to carry over up to 5 unused days of paid time off (which is inclusive of statutory vacation time off) to the immediately following fiscal year, and all other unused days of paid time off shall be forfeited at the close of the fiscal year to which they relate.  For purposes of determining the paid time off taken by Executive with respect to any fiscal year, Executive shall be deemed to first use any statutory vacation days with respect to such fiscal year (including any statutory vacation days that carried over) until none remain, and then shall be deemed to use non-statutory vacation days.

4.	Termination of Employment.

(a)           Termination Due to Death or Disability.  Executive’s employment hereunder may be terminated by the Company in the event of Executive’s Disability (as defined below) by written Notice of Termination (as defined below) to Executive, and shall terminate upon Executive’s death.  For purposes of this Agreement, “Disability” shall mean that Executive is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or Executive is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering employees of the Company. The determination of Executive’s Disability shall (i) be made by an independent physician selected by the Company and reasonably acceptable to Executive (or his representative), (ii) be final and binding on the parties hereto and (iii) be made taking into account such competent medical evidence as shall be presented to such independent physician by Executive and/or the Company or by any physician or group of physicians or other competent medical experts employed by Executive and/or the Company to advise such independent physician.

(b)           Termination by the Company for Cause.  The Company may terminate Executive’s employment hereunder for Cause (as defined below) at any time by written Notice of Termination to Executive.  For purposes of this Agreement, “Cause” shall mean (i) the failure of Executive to perform his duties hereunder or his negligent performance of such duties (other than any such failure due to Executive’s physical or mental illness), (ii) Executive having engaged in misconduct that has caused or is reasonably expected to result in injury to the Company or any of its affiliates, (iii) a material violation by Executive of a Company policy, (iv) the breach by Executive of any of his obligations hereunder or under any other written agreement or covenant with the Company or any of its affiliates, (v) failure by Executive to timely comply with a lawful direction or instruction given to him by the Chief Executive Officer of Buyer or the Board and (vi) Executive having been convicted of, or entering a plea of guilty or no contest to, a crime that constitutes an indictable offense involving moral turpitude (or comparable crime in any jurisdiction that uses a different nomenclature), including any offense involving dishonesty as such dishonesty relates to the assets or business of the Company or any of its affiliates, or theft of the property of the Company or any of its affiliates.  In the event that the Company proposes to terminate Executive’s employment hereunder for any of the reasons set forth in clauses (i), (iii) or (iv) above, Executive shall have a period of ten (10) days following the date on which Executive receives a Notice of Termination from the Company to cure such actions or inactions (if capable of cure) giving rise to such Notice of Termination to the satisfaction of Buyer’s Chief Executive Officer. If Executive fails to cure such actions or inactions during such ten (10) day period, the Company may immediately terminate Executive’s employment for Cause.

(c)           Termination by Company Without Cause.  The Company may terminate Executive’s employment hereunder Without Cause (as defined below) at any time by written Notice of Termination to Executive, which notice shall be effective immediately, or at such later time as specified in such notice.  For purposes of this Agreement, a termination “Without Cause” shall mean a termination of Executive’s employment by the Company other than as a result of his Disability or for Cause.  Notwithstanding the foregoing provisions of this Section 4(c), if Executive’s employment is terminated by the Company in accordance with this Section 4(c) and, within a reasonable time period thereafter, it is determined by the Board that circumstances existed which would have constituted a basis for the termination of Executive’s employment for Cause in accordance with Section 4(b), Executive’s employment will be deemed to have been terminated for Cause in accordance with Section 4(b).

(d)           Termination by Executive For Good Reason. Executive may terminate his employment hereunder upon the occurrence of a Good Reason Event (as defined below) by providing a written Notice of Termination to the Company within 15 days after the occurrence of such Good Reason Event; provided, however, that before Executive may terminate his employment due to a Good Reason Event, the Company shall be given a period of 30 days following the date on which such Notice of Termination is received by the Company to cure the circumstances giving rise to such Good Reason Event. For purposes of this Agreement, a “Good Reason Event” shall mean any of the following events without the consent of Executive: (i) a material diminution of Executive’s position or responsibilities as set forth in this Agreement; (ii) a material decrease in Executive’s Base Salary in effect immediately prior to such decrease or in other material employee benefits set forth in this Agreement, other than, in either such case, in connection with a reduction occasioned by the Company’s business conditions or prospects and proportionately applicable to all similarly situated Company employees; or (iii) the relocation of Executive's principal place of employment with the Company to a location in excess of 50 miles from the principal place of Executive's employment with the Company as of the Effective Date.

(e)           Voluntary Termination.  Executive may terminate his employment hereunder at any time by giving the Company a written Notice of Termination at least 60 days prior to such termination; provided that the Board may, in its sole discretion, terminate Executive’s employment hereunder prior to the expiration of the 60-day notice period.  In such event and upon the expiration of such 60-day period (or such shorter time as the Board in its sole discretion may determine), Executive’s employment hereunder shall immediately and automatically terminate.

(f)           Notice of Termination.  Any termination of Executive’s employment hereunder shall be communicated by a written Notice of Termination addressed to the appropriate party.  A “Notice of Termination” shall mean a notice that indicates the Date of Termination (as defined below), which shall not be earlier than the date on which the notice is provided, which indicates the specific termination provision in this Agreement relied upon for such termination.

(g)           Date of Termination.  For purposes of this Agreement, the “Date of Termination” is the last day that Executive is employed by the Company.

(h)           Resignation upon Termination.  As of the Date of Termination, Executive shall be deemed to have resigned from all positions then held by him with the Company and its affiliates.

(i)           Duties on Termination.  Subject to the terms and conditions of this Agreement, to the extent that there is a period of time elapsing between the date of delivery of a Notice of Termination and the Date of Termination, Executive shall continue to perform his duties as set forth in this Agreement during such period, and shall also perform such services for the Company as are necessary and appropriate for a smooth transition to Executive’s successor, if any.  Notwithstanding the foregoing provisions of this Section 4, the Company may suspend Executive from performing his duties under this Agreement following the delivery of a Notice of Termination by either party hereto; provided, however, that during the period of suspension (which shall end on the Date of Termination), Executive shall continue to be treated as employed by the Company for other purposes, and his rights to compensation or benefits shall not be reduced by reason of the suspension.

5.	Entitlements Upon Termination.

(a)           General.  If, during the Term, Executive’s employment terminates for any reason, Executive (or his estate, beneficiary or legal representative, as applicable) shall be entitled to receive the following:

(i)           any earned or accrued but unpaid Base Salary through the Date of Termination (including paid time off that is accrued and unused with respect to the fiscal year in which such termination occurs); and

(ii)           all amounts payable and vested benefits accrued under any otherwise applicable plan, policy, program or practice of the Company (other than relating to severance) in which Executive was a participant during his employment with the Company in accordance with the terms thereof; provided, that, the foregoing shall not be construed as requiring Executive to be treated as employed by the Company for purposes of any employee benefit plan or arrangement following the date of Executive’s Date of Termination except as otherwise expressly provided in this Agreement or required by law.

(b)           Qualifying Termination. In the event of a termination of Executive’s employment by the Company Without Cause or by Executive for a Good Reason Event, in either case, during the Term (such termination, a “Qualifying Termination”), Executive (or his estate, beneficiary or legal representative, as applicable) shall be entitled to receive, in addition to the payments and benefits set forth in Section 5(a) above, and contingent on Executive’s execution and non-revocation of a general release of all claims in form and substance satisfactory to the Chief Executive Officer of Buyer, the greater of:

(i)           his Base Salary, at the rate in effect hereunder immediately prior to the Date of Termination, which shall be payable in installments on the Company’s regular payroll dates, for a twelve (12) month period after the Date of Termination; and

(ii)           the notice of termination, or pay in lieu thereof, and severance pay if applicable, all in accordance with the Employment Standards Act, 2000.

(c)           Termination due to Disability.  In the event of a termination of Executive’s employment by the Company during the Term due to Executive’s Disability, Executive (or his estate, beneficiary or legal representative, as applicable) shall be entitled to receive, in addition to the payments and benefits set forth in Section 5(a) above, the notice of termination, or pay in lieu thereof, and severance pay if applicable, all in accordance with the Employment Standards Act, 2000.

(d)           No Duplication of Benefits.  In the event of Executive’s termination of employment during the Term for any reason, the sole payments or obligations of the Company and its affiliates are provided for in this Section 5.  In the event that Executive is entitled to payment under any plan, policy, program or practice of the Company relating to severance, any such payment shall reduce the amounts otherwise payable hereunder.

6.	Restrictive Covenants.

(a)           Non-Competition.

(i)           During the period commencing on the Effective Date and ending on the second anniversary of Executive’s termination of employment with the Company (the “Restrictive Period”), Executive shall not, directly or indirectly through his affiliates, engage, directly or indirectly, in any “Competitive Activities.”  For purposes of this Agreement, “Competitive Activities” shall mean any business within any state of the United States or any province in Canada that directly or indirectly competes with the “Business.”  For purposes of this Agreement, the “Business” means the delivery of information technology management consulting services through an information technology transformation or performance management method or framework; provided, however, the provision of any technical delivery role shall not be considered as a Competitive Activity.  Executive and the Company agree that the foregoing covenant is intended to prohibit Executive from engaging in the Competitive Activities, as principal, manager, agent, consultant, officer, stockholder, partner, investor, lender or employee or in any other capacity (except as a holder of equity or debt securities of a corporation which has a class of securities that are publicly traded on a stock exchange or the recognized over-the-counter market, and then only to the extent of owning not more than one percent (1%) of the issued and outstanding debt or equity securities of such corporation) for any person, firm or corporation.

(b)           Non-solicitation.

(i)           During the Restrictive Period, Executive shall not, directly or indirectly through his affiliates, (A) solicit, employ, retain as a consultant, interfere with or attempt to entice away from Buyer, the Company, any of their respective affiliates or any successor to any of the foregoing, any individual who is, has agreed to be or within one year of such solicitation, employment, retention, interference or enticement has been, employed or retained by Buyer, the Company, any of their respective affiliates, or any successor to any of the foregoing, or (B) engage or participate in any effort or act to induce any customers, suppliers, associates, or independent contractors of Buyer, the Company, any of their respective affiliates or any successor to any of the foregoing to cease doing business or to terminate their association or employment, with Buyer, the Company, any of their respective affiliates or any successor to any of the foregoing.

(c)           Non-Disparagement.  During the Term and at all times thereafter Executive agrees that Executive will not make any false, defamatory or disparaging statements about the Company or any of its affiliates, their respective businesses, activities, operations, affairs, reputations or prospects or any of their respective, officers, employees, directors, partners, agents, members or shareholders that are reasonably likely to cause damage to any such entity or individual.  During the Term and at all times thereafter, the Company agrees that it will not, directly or indirectly through its affiliates, make any false, defamatory or disparaging statements about Executive that are reasonably likely to cause damage to Executive.

(d)           Confidential Information.  Executive agrees that, during the Term, and at all times thereafter:

(i)           Executive will keep secret all Confidential Information (as defined below) and Intellectual Property (as defined below) which may be obtained during the period of employment by the Company and that Executive shall not reveal or disclose it, directly or indirectly, except with the Company’s prior written consent.  Executive shall not make use of the Confidential Information or Intellectual Property for Executive’s own purposes or for the benefit of anyone other than the Company and shall protect it against disclosure, misuse, espionage, loss and theft.

(ii)           Executive acknowledges and agrees that all Intellectual Property is and shall be owned by the Company.  Executive hereby assigns, and shall assign, to the Company all ownership rights possessed in any Intellectual Property contributed, conceived or made by Executive (whether alone or jointly with others) while employed by the Company, whether or not during work hours.  Executive shall promptly and fully disclose to the Company in writing all such Intellectual Property after such contribution, conception or other development.  Executive agrees to fully cooperate with the Company, at the Company’s expense, in securing, enforcing and otherwise protecting throughout the world the Company’s interests in such Intellectual Property, including, without limitation, by signing all documents requested by the Company.

(iii)           Immediately following his termination of employment, Executive agrees to promptly deliver to the Company all memoranda, notes, manuals, lab notebooks, computer diskettes, passwords, encryption keys, electronic mail and other written or electronic records (and all copies thereof) constituting or relating to Confidential Information or Intellectual Property that Executive may then possess or have control over.  Executive shall provide written certification that all such materials have been returned.

(iv)           For purposes of this Agreement, the following terms shall be defined as set forth below:

(A)           “Confidential Information” shall mean all information, in any form or medium, that relates to the business, suppliers and prospective suppliers, existing and potential creditors and financial backers, marketing, costs, prices, products, processes, services, methods, computer programs and systems, personnel, customers, research or development of the Company and all other information related to the Company which is not readily available to the public.  Confidential Information shall include any of the foregoing information that is created or developed by Executive during his employment with the Company.

(B)           “Intellectual Property” shall mean, with respect to the following which are created or existing during the period of Executive’s employment by the Company, any: (1) idea, know-how, invention, discovery, design, development, software, device, technique, method or process (whether or not patentable or reduced to practice or including Confidential Information) and related patents and patent applications and reissues, re-examinations, renewals, continuations-in-part, continuations, and divisions thereof; (2) copyrightable and mask work (whether or not including Confidential Information) and related registrations and applications for registration; (3) trademarks, trade secrets and other proprietary rights; and (4) improvements, updates and modifications of the foregoing made from time to time.  Intellectual Property shall include any of the foregoing that is created or developed by Executive during his employment with the Company.

(e)           Duty of Loyalty to Company.  Nothing in this Section 6 shall be construed as limiting Executive’s duty of loyalty to the Company, or any other duty otherwise owed to the Company, while Executive is employed by the Company.

(f)           Injunctive Relief.  Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in this Section 6 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements will cause the Company irreparable injury for which adequate remedies are not available at law.  Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond unless required by applicable law) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of such covenants, obligations or agreements.  These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have.  The Company shall be entitled to collect from Executive any costs of obtaining injunctive relief, including, without limitation, attorneys’ fees.

(g)           Certain Acknowledgements.  Executive acknowledges and agrees that Executive will have a prominent role in the management of the business and the development of the goodwill of the Company and will establish and develop relations and contacts with the principal customers, suppliers, clients and service providers of the Company in Canada, the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly against, the Company and that (i) in the course of his employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company in Canada, the United States of America and the rest of the world that could be used to compete unfairly with the Company; (ii) the covenants and restrictions contained in this Section 6 are intended to protect the legitimate interests of the Company in its respective goodwill, trade secrets and other confidential and proprietary information; (iii) Executive desires and agrees to be bound by such covenants and restrictions; and (iv) the compensation to be provided to Executive is adequate consideration for the restrictive covenants provided in this Section 6.  Executive further acknowledges that the restrictive covenants contained in this Section 6 are covenants independent of any other provision of this Agreement or any other agreement between the parties hereunder (including the Purchase Agreement) and the existence of any claim which Executive may allege against the Company under any other provision of the Agreement or any other agreement will not prevent the enforcement of these covenants.

7.           Assistance with Claims.  Executive agrees that, during the Term, and continuing for a reasonable period after Executive’s Date of Termination, Executive will assist the Company or its affiliates (collectively, for purposes of this Section 7, the “Company”) in defense of any claims that may be made against the Company, and will assist the Company in the prosecution of any claims that may be made by the Company, to the extent that such claims may relate to services performed by Executive for the Company.  Executive agrees to promptly inform the Company upon becoming aware of any lawsuits involving such claims that may be filed against the Company.  For periods after Executive’s employment with the Company terminates, the Company agrees to provide reasonable compensation to Executive for such assistance.  Executive also agrees to promptly inform the Company upon being asked to assist in any investigation of the Company (or its actions) that may relate to services performed by Executive for the Company, regardless of whether a lawsuit has then been filed against the Company with respect to such investigation.

8.           Disclosure of Agreement.  Executive shall provide each of his subsequent employers during the two-year period following the Date of Termination with a copy of the restrictive covenants set forth in Section 6 of this Agreement in order to allow such subsequent employers to avoid inadvertently causing the violation of such covenants.  Executive shall advise the Company of the identity of each of his subsequent employers during the two-year period following the Date of Termination.

9.	Miscellaneous.

(a)           Binding Effect; Assignment.  This Agreement shall be binding on and inure to the benefit of the Company, and its respective successors and permitted assigns.  This Agreement shall also be binding on and inure to the benefit of Executive and his heirs, executors, administrators and legal representatives.  This Agreement shall not be assignable by any party hereto without the prior written consent of the other parties hereto, except as provided pursuant to this Section 9(a).  The Company may effect such an assignment without prior written approval of Executive (i) to any subsidiary of the Company and (ii) upon the transfer of all or substantially all of its business and/or assets (by whatever means); provided that, in the case of clause (ii), the successor to the Company shall expressly assume and agree to perform this Agreement.

(b)           Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto concerning the subject matter hereof and supersedes all prior and contemporaneous correspondences and proposals (including but not limited to summaries of proposed terms) and all prior and contemporaneous promises, representations, understandings, arrangements and agreements, if any, concerning such subject matter (including but not limited to those made to or with Executive by any other person); provided, however, that nothing in this Agreement shall be construed to limit any policy or agreement that is otherwise applicable relating to confidentiality, rights to inventions, copyrightable material, business and/or technical information, trade secrets, solicitation of employees, interference with relationships with other businesses, competition, and other similar policies, restrictive covenants or agreements for the protection of the business and operations of the Company and its affiliates.

(c)           Applicable Law.  This Agreement shall be deemed a contract under, and shall be governed by, construed, interpreted and enforced in accordance with the laws of the Province of Ontario and the federal laws of Canada applicable therein (excluding any conflict of law rule or principle of such laws that might refer such interpretation or enforcement to the laws of another jurisdiction) and each party irrevocably submits to the non-exclusive jurisdiction of the courts of Ontario with respect to any matter arising hereunder or relating hereto.

(d)           Taxes.  The Company may withhold from any payments made under this Agreement all applicable taxes.

(e)           Waiver of Jury Trial.  Each party acknowledges and agrees that any controversy which may arise under this agreement is likely to involve complicated and difficult issues, and therefore each party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of, or any litigation directly or indirectly arising out of or relating to, this agreement, or the breach, termination or validity of this agreement, or the transactions contemplated by this agreement.  Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 9(e).

(f)           Key Man Insurance.  Executive acknowledges that the Company may purchase “key man” insurance on his life and hereby agrees to cooperate with the Company in obtaining such insurance, including without limitation, submitting to such medical examinations as may be required promptly upon request by the Company.

(g)           Amendments.  This Agreement may be amended only by mutual agreement of the parties in writing.  So long as Executive lives, no person, other than the parties hereto, shall have any rights under or interest in this Agreement or the subject matter hereof.

(h)           Severability.  The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, and this Agreement will be construed as if such invalid or unenforceable provision were omitted (but only to the extent that such provision cannot be appropriately reformed or modified).

(i)           Waiver of Breach.  The waiver of any provision of this Agreement shall be set forth in a writing specifically referring to the provision being waived and signed by the waiving party.  No waiver by any party hereto of a breach of any provision of this Agreement by any other party, or of compliance with any condition or provision of this Agreement to be performed by such other party, will operate or be construed as a waiver of any subsequent breach by such other party of any similar or dissimilar provisions and conditions at the same or any prior or subsequent time.  The failure of any party hereto to take any action by reason of such breach will not deprive such party of the right to take action at any time while such breach continues.

(j)           Survival of Agreement.  Except as otherwise expressly provided in this Agreement, the rights and obligations of the parties to this Agreement shall not survive the termination of Executive’s employment with the Company.

(k)           Notices.  Notices and all other communications provided for in this Agreement shall be in writing and shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, or sent by facsimile or prepaid overnight courier to the parties at the addresses set forth below (or such other addresses as shall be specified by the parties by like notice).  Such notices, demands, claims and other communications shall be deemed given:

(i)           in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(ii)           in the case of certified or registered mail, five days after deposit in the mail; or

(iii)           in the case of facsimile, the date upon which the transmitting party received confirmation of receipt by facsimile, telephone or otherwise;

provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received.  Communications that are to be delivered by mail or by overnight service or two-day delivery service are to be delivered to the addresses set forth below:

to the Company:

Koan-It Corp.
c/o Emtec Inc.
11 Diamond Road
Springfield, New Jersey 07081
Fax:  815-346-7605
Attention:  Stephen C. Donnelly

or to Executive:

at Executive’s address in the Company’s records.

All notices to the Company shall be directed to the attention of the Chief Financial Officer of the Company, with a copy to the Board.  Each party, by written notice furnished to the other party, may modify the applicable delivery address, except that notice of change of address shall be effective only upon receipt.

(l)           Headings.  The section and other headings contained in this Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof.

(m)           Construction.  Words used herein, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

(n)           Currency.  Unless otherwise specified in this Agreement, all dollar amounts in this Agreement, including the symbol “$,” refer to Canadian currency.

(o)           Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, the Company has duly executed this Agreement by its authorized representative, and Executive has hereunto set his hand, in each case effective as of the date first above written.

KOAN-IT CORP.

By:	/s/ Stephen C. Donnelly
Name: Stephen C. Donnelly
Title: Treasurer

KIM ORAVA

/s/ Kim Orava